UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52045 (Commission File Number)	33-0928885 (IRS Employer Identification Number)

2870 Kilgore Road, Rancho Cordova, CA		95670
(Address of principal executive offices)		(Zip Code)
800-228-4728
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 7, 2007, Volcano Corporation, or Volcano, entered into a merger agreement with CardioSpectra, Inc., a privately-held Texas corporation, whereby a wholly-owned merger subsidiary of Volcano will merge with and into CardioSpectra, with CardioSpectra continuing as the surviving corporation and a wholly-owned subsidiary of Volcano.
     Under the terms of the merger agreement, Volcano will acquire all of the outstanding equity interests in CardioSpectra for consideration totaling $25 million at closing, payable in cash, plus additional payments up to an aggregate of $38 million in the event certain milestones set forth in the merger agreement are achieved. The milestone payments are payable, at the sole discretion of Volcano, in cash, shares of Volcano common stock, or a combination of both. Volcano will only issue shares of its common stock in full or partial payment of any milestone payment to accredited investors, within the meaning of Rule 501 of Regulation D. If Volcano does issue shares of its common stock in full or partial payment of any milestone payment, the shares will be valued using a trailing 10-trading day average closing price over a period ending shortly before Volcano informs the CardioSpectra shareholders of its determination to issue shares. Volcano has also agreed to file, within 60 days after the first date on which Volcano issues any milestone shares, a registration statement with the Securities and Exchange Commission registering those shares for resale.
     Subject to the terms of the merger agreement, the milestone payments are payable as follows:
•	$11 million of the milestone payments will be paid upon approval by applicable US, Japanese or European regulators of a Generation 1 OCT system on or before December 31, 2009;
•	$10 million of the milestone payments will be paid upon applicable US regulatory approval of a Generation 1a OCT system with advanced features on or before December 31, 2010;
•	$10 million of the milestone payments will be paid upon cumulative cash sales totaling $10 million from commercial sales of OCT products, so long as such cumulative cash sales are attained prior to the date that is the earlier of (i) 3 years after the date on which the applicable US regulatory approval described in the second bulletpoint above was obtained or (ii) December 31, 2013; and
•	$7 million of the milestone payments will be paid upon cumulative cash sales totaling $25 million from commercial sales of OCT products, so long as such cumulative cash sales are attained prior to the date that is the earlier of (i) 4 years after the date on which the applicable US regulatory approval described in the second bulletpoint above was obtained or (ii) December 31, 2014.

     Volcano will act in good faith and use commercially reasonable efforts to cause the milestones to occur. However, if Volcano reasonably determines that a technical failure or commercial failure has occurred with respect to all or a part of its OCT cardiovascular program, Volcano may, at its sole discretion, terminate all or part of its OCT cardiovascular program.
     At the closing of the merger, $2.5 million of the aggregate merger consideration payable at closing will be contributed to an escrow fund which will be available for 12 months (or, if later, the date of completion of any audit that Volcano may undertake of CardioSpectra’s financial statements) to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants included in the merger agreement. The escrow fund is subject to a $100,000 deductible in the case of breaches of representations and warranties. Once the escrow fund has been exhausted or released, Volcano has the right to withhold and deduct amounts for any indemnification claims from milestone payments otherwise payable by Volcano.
     Both Volcano and CardioSpectra have agreed to customary representations and warranties, covenants and termination rights in the merger agreement, and both have the right to terminate the merger agreement after January 31, 2008, if the closing has not taken place on or before such date other than as a result of a breach by the party attempting to terminate the merger agreement.
     The merger has been approved by the boards of directors of both Volcano and CardioSpectra. No vote of Volcano stockholders is required in connection with the merger. The shareholders of CardioSpectra must approve the merger. As an inducement to Volcano to enter into the merger agreement, certain CardioSpectra shareholders have entered into a voting agreement with Volcano, pursuant to which each such shareholder has, among other things, agreed to vote the shares of CardioSpectra capital stock owned by such shareholder in favor of the merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the voting agreements.
     All employees of CardioSpectra will be offered employment with Volcano following closing of the merger. In addition, certain key employees are expected to enter into offer letter or consulting agreements and noncompetition agreements with Volcano.
     Volcano anticipates that the merger will close before year-end.
     The merger agreement will be filed with Volcano’s next annual report filed on Form 10-K and the required historical financial statements for CardioSpectra and related pro forma information will be filed with a subsequent Form 8-K that will be timely filed by Volcano upon completion of the merger. A copy of the press release announcing the execution of the merger agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding the proposed acquisition of CardioSpectra and Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding closing the merger with CardioSpectra, including as to timing for doing so and each party’s ability to satisfy its closing conditions, the milestones that must be attained for milestone consideration to become payable and whether any of those will actually occur, the mix of cash and stock that Volcano will choose to use to pay any milestone consideration, and Volcano’s ability to satisfy any indemnification claims it may have out of the escrow or as a set-off to the milestone payments. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in Volcano’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano on December 10, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
Dated: December 10, 2007	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano on December 10, 2007